UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 8, 2008
(Date of earliest event reported)

MICROS SYSTEMS, INC

(Exact name of Registrant as specified in its charter)

MARYLAND	000-09993	52-1101488

(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7031 Columbia Gateway Drive, Columbia, Maryland 21046-2289

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: 443-285-6000

Section 8 - Other Events

Item 8.01 Other Events.

On January 8, 2008, MICROS Systems, Inc., issued a press release to announce that its Board of Directors had approved a two-for-one split of the Company’s common stock, executed in the form of a stock dividend of one share for each share held. A copy of the press release is furnished as Exhibit 99.1 to this report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROS Systems, Inc.

By: /s/ Gary C. Kaufman
Name: Gary C. Kaufman
Title: Executive Vice-President, Finance and Administration, and Chief Financial Officer

Date: January 8, 2008

EXHIBIT INDEX:

99.1 - Press Release